Exhibit 10.1

ADOBE ANNUAL EXECUTIVE INCENTIVE PLAN

(FY 2004)

OBJECTIVES:

1)              Drive revenue growth and accountability

2)              Drive execution of operating plan

3)              Motivate and inspire employees to contribute at peak performance

ELIGIBILITY:       Members of the Executive Team who are employed by Adobe (full time or part time) during the full eligibility period (fiscal year) are eligible for the Executive Incentive Plan.  If hired prior to the fourth quarter, employee is eligible for a prorated annual bonus.

INCENTIVE TARGET:                     Incentive target stated as a percentage of annual base salary.

PAYMENT SCHEDULE:    Annual incentive bonus target paid on annual basis approx 45-60 days from the end of the fiscal year.

EXECUTIVE TEAM BUSINESS UNIT HEADS (Creative Pro, DI/DV,  Intelligent Documents) – Bonus Components

Corporate result threshold (achievement of 90% revenue to plan & 90% operating profit to plan) must be achieved before business unit revenue results are paid out

Business Unit Revenue Target is based on budget revenue numbers for the specific business units

•                  100% of bonus is comprised of business unit revenue

•                  Minimum payment requires threshold achievement of at least 81% business unit revenue to plan

•                  Upside potential to 200%

Bonus Formulas for Business Unit:

Target $ x Business Unit Revenue Achievement % = $Bonus

SVP WW SALES AND FIELD OPS – Bonus Components

Corporate result threshold (achievement of 90% revenue to plan & 90% operating profit to plan) must be achieved before business unit revenue results are paid out

Business Unit Revenue Target is based on budget revenue numbers for the specific business units

•                  100% of bonus is comprised of company revenue (with different weightings per BU)

•                  CEO may adjust the percentage weightings within the plan, to redirect behavior based on changes in the economy, immediate needs of the company, changes in long-term strategies and individual career growth and development throughout the fiscal year.

•                  Minimum payment requires threshold achievement of at least 81% business unit revenue to plan

•                  Upside potential to 200%

REMAINING MEMBERS OF EXECUTIVE TEAM- Bonus Components

Corporate Target is driven by the corporate operating profit and revenue plan.

•                  Minimum payment (50%) requires a threshold achievement of 90% revenue to plan & 90% operating profit to plan

•                  Upside potential on the corporate result achievement to a maximum of 150% of the annual bonus target

•                  Corporate result threshold must be achieved before any bonus is paid

Individual Target (weighted 100%) is based on achievement of goals tied to managing the business

Bonus Formula

Target $ x Corp Results% x Individual Results% = $ Bonus

Participation in the Plan is at the discretion of Company management.  The Company reserves the right to make changes to the Plan at any time.  The compensation committee of the Board of Directors may alter the incentive payout based on achievement of publicly announced targets, product milestones, strategic goals, cross functional teamwork and collaboration, and unforeseen changes in the economy and/or geopolitical climate.